Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Julie Hopkins
513.579.9911 x12627
j.hopkins@medpace.com
Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2022 Results
•Revenue of $394.1 million in the fourth quarter of 2022 increased 27.7% from revenue of $308.6 million for the comparable prior-year period, representing a backlog conversion rate of 17.6%.
•Net new business awards were $485.1 million in the fourth quarter of 2022, representing an increase of 5.8% from net new business awards of $458.7 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.23x.
•Fourth quarter of 2022 GAAP net income was $68.7 million, or $2.12 per diluted share, versus GAAP net income of $50.0 million, or $1.32 per diluted share, for the comparable prior-year period. Net income margin was 17.4% and 16.2% for the fourth quarter of 2022 and 2021, respectively.
•EBITDA was $80.4 million for the fourth quarter of 2022, an increase of 30.9% from EBITDA of $61.4 million for the comparable prior-year period, resulting in an EBITDA margin of 20.4%.
CINCINNATI, OHIO, February 13, 2023-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Results
Revenue for the three months ended December 31, 2022 increased 27.7% to $394.1 million, compared to $308.6 million for the comparable prior-year period. On a constant currency organic basis, revenue for the fourth quarter of 2022 increased 28.9% compared to the fourth quarter of 2021.
Backlog as of December 31, 2022 increased 17.2% to $2,339.6 million from $1,997.1 million as of December 31, 2021. Net new business awards were $485.1 million, representing a net book-to-bill ratio of 1.23x for the fourth quarter of 2022, as compared to $458.7 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the fourth quarter of 2022, total direct costs were $278.4 million, compared to total direct costs of $220.6 million in the fourth quarter of 2021. Selling, general and administrative (SG&A) expenses were $33.4 million in the fourth quarter of 2022, compared to SG&A expenses of $27.7 million in the fourth quarter of 2021.
GAAP net income for the fourth quarter of 2022 was $68.7 million, or $2.12 per diluted share, versus GAAP net income of $50.0 million, or $1.32 per diluted share, for the fourth quarter of 2021. This resulted in a net income margin of 17.4% and 16.2% for the fourth quarter of 2022 and 2021, respectively.
EBITDA for the fourth quarter of 2022 increased 30.9% to $80.4 million, or 20.4% of revenue, compared to $61.4 million, or 19.9% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the fourth quarter of 2022 increased 23.3% from the fourth quarter of 2021.

Full Year 2022 Financial Results
Revenue for the year ended December 31, 2022 increased 27.8% to $1,460.0 million, compared to $1,142.4 million for the year ended December 31, 2021. On a constant currency organic basis, revenue increased 29.2% for the year ended December 31, 2022 compared to the year ended December 31, 2021.
For the year ended December 31, 2022, net new business awards were $1,829.5 million, representing a net book-to-bill ratio of 1.25x, compared to $1,610.4 million for the year ended December 31, 2021.
For the full year 2022, total direct costs were $1,027.6 million, compared to $814.2 million in the full year 2021. For the full year 2022, SG&A expenses were $131.4 million, compared to $108.4 million for the full year 2021.

GAAP net income for the full year 2022 was $245.4 million, or $7.28 per diluted share, versus GAAP net income of $181.8 million, or $4.81 per diluted share, for the full year 2021. This resulted in a net income margin of 16.8% and 15.9% for the full year 2022 and 2021, respectively.
EBITDA for the full year 2022 increased 38.1% to $308.1 million, or 21.1% of revenue, compared to $223.1 million, or 19.5% of revenue, for the prior year. On a constant currency basis, EBITDA increased 32.3% for the full year 2022 compared to the full year 2021.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $28.3 million at December 31, 2022, and the Company generated $136.7 million in cash flow from operating activities during the fourth quarter of 2022. The Company paid $89.7 million against the credit facility during the fourth quarter of 2022. Short-term debt was $50.0 million at December 31, 2022.

During the fourth quarter of 2022, the Company repurchased 228,247 shares at an average price of $206.68 per share for a total of $47.2 million. For the full year 2022, the Company repurchased approximately 5.7 million shares for $847.7 million. As of December 31, 2022, the Company had $452.8 million remaining under its authorized share repurchase program.
2023 Financial Guidance

The Company forecasts 2023 revenue in the range of $1.690 billion to $1.750 billion, representing growth of 15.8% to 19.9% over 2022 revenue of $1.460 billion. GAAP net income for full year 2023 is forecasted in the range of $245.0 million to $265.0 million. Additionally, full year 2023 EBITDA is expected in the range of $325.0 million to $350.0 million. Based on forecasted 2023 revenue of $1.690 billion to $1.750 billion and GAAP net income of $245.0 million to $265.0 million, diluted earnings per share (GAAP) is forecasted in the range of $7.53 to $8.14. This guidance assumes a full year 2023 tax rate of 17.5% to 18.5% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after December 31, 2022.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 14, 2023, to discuss its fourth quarter and full year 2022 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,200 people across 40 countries as of December 31, 2022.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs.
These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue, net	$394,098	$308,552	$1,459,996	$1,142,377
Operating expenses:
Direct service costs, excluding depreciation and amortization	140,687	118,930	534,887	441,090
Reimbursed out-of-pocket expenses	137,680	101,638	492,671	373,132
Total direct costs	278,367	220,568	1,027,558	814,222
Selling, general and administrative	33,401	27,664	131,400	108,421
Depreciation	5,061	4,186	18,989	16,005
Amortization	838	1,279	3,352	5,114
Total operating expenses	317,667	253,697	1,181,299	943,762
Income from operations	76,431	54,855	278,697	198,615
Other income, net:
Miscellaneous (expense) income, net	(1,959)	1,089	7,068	3,342
Interest expense, net	(827)	(23)	(2,905)	(105)
Total other (expense) income, net	(2,786)	1,066	4,163	3,237
Income before income taxes	73,645	55,921	282,860	201,852
Income tax provision	4,975	5,887	37,492	20,004
Net income	$68,670	$50,034	$245,368	$181,848
Net income per share attributable to common shareholders:
Basic	$2.20	$1.39	$7.57	$5.06
Diluted	$2.12	$1.32	$7.28	$4.81
Weighted average common shares outstanding:
Basic	31,192	35,979	32,388	35,862
Diluted	32,423	37,741	33,671	37,697

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)
	As Of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$28,265	$461,304
Accounts receivable and unbilled, net	253,404	186,432
Prepaid expenses and other current assets	52,293	43,176
Total current assets	333,962	690,912
Property and equipment, net	109,849	93,153
Operating lease right-of-use assets	139,068	129,558
Goodwill	662,396	662,396
Intangible assets, net	38,008	41,360
Deferred income taxes	48,083	25,134
Other assets	21,129	17,422
Total assets	$1,352,495	$1,659,935
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,069	$25,678
Accrued expenses	210,125	159,286
Advanced billings	462,729	344,641
Short-term debt	50,000	—
Other current liabilities	47,547	27,612
Total current liabilities	803,470	557,217
Operating lease liabilities	138,867	130,965
Deferred income tax liability	1,070	1,080
Other long-term liabilities	22,701	17,745
Total liabilities	966,108	707,007
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2022 and 2021, respectively; 31,091,694 and 36,006,778 shares issued and outstanding at December 31, 2022 and 2021, respectively	309	360
Treasury stock - 71,573 and 180,000 shares at December 31, 2022 and 2021, respectively	(12,497)	(5,427)
Additional paid-in capital	770,794	727,857
(Accumulated deficit) Retained earnings	(359,827)	234,984
Accumulated other comprehensive loss	(12,392)	(4,846)
Total shareholders’ equity	386,387	952,928
Total liabilities and shareholders’ equity	$1,352,495	$1,659,935

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$245,368	$181,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,989	16,005
Amortization	3,352	5,114
Stock-based compensation expense	21,412	14,469
Noncash lease expense	18,015	16,288
Deferred income tax benefit	(23,014)	(37,112)
Amortization and adjustment of deferred credit	(620)	(668)
Other	(1,507)	676
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(66,920)	(24,982)
Prepaid expenses and other current assets	(10,175)	(9,134)
Accounts payable	6,431	1,866
Accrued expenses	52,476	26,156
Advanced billings	118,088	88,977
Lease liabilities	(15,899)	(15,632)
Other assets and liabilities, net	22,054	(544)
Net cash provided by operating activities	388,050	263,327
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(36,879)	(28,271)
Other	(1,863)	(3,093)
Net cash used in investing activities	(38,742)	(31,364)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	22,074	17,643
Repurchases of common stock	(847,849)	(62,096)
Proceeds from revolving loan	324,200	—
Payments on revolving loan	(274,200)	—
Net cash used in financing activities	(775,775)	(44,453)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(6,572)	(3,972)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(433,039)	183,538
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	461,304	277,766
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$28,265	$461,304

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$68,670	$50,034	$245,368	$181,848
Interest expense, net	827	23	2,905	105
Income tax provision	4,975	5,887	37,492	20,004
Depreciation	5,061	4,186	18,989	16,005
Amortization	838	1,279	3,352	5,114
EBITDA (Non-GAAP)	$80,371	$61,409	$308,106	$223,076
Net income margin (GAAP)	17.4%	16.2%	16.8%	15.9%
EBITDA margin (Non-GAAP)	20.4%	19.9%	21.1%	19.5%
FY 2023 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2023
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$245.0	$265.0	$7.53	$8.14
Income tax provision	55.0	60.0
Interest income, net	(1.4)	(1.4)
Depreciation	24.2	24.2
Amortization	2.2	2.2
EBITDA (Non-GAAP)	$325.0	$350.0